EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF MASSACHUSETTS
                               (WESTERN DIVISION)

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                                          |
In re:                                    |         Chapter 11
                                          |
ARCH WIRELESS, INC., et. al.,             |         Case No.  01-47330-HJB
                                          |         (Jointly Administered)
                        Debtors.          |
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                       FIRST MODIFICATION TO FIRST AMENDED
                          JOINT PLAN OF REORGANIZATION
                          ----------------------------

      The Debtors in the above-captioned cases hereby modify their First Amended

Joint Plan of Reorganization dated March 13, 2002, pursuant to Article XII C.

thereof. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to such terms in the First Amended Joint Plan of

Reorganization.

1. Article I is amended as follows:

      (a)   The term "Swing Shares" is amended as follows:

            "'Swing Shares' means up to 17,800 shares of the Management Stock."

      (b) by deleting the defined term "Secured Creditor Swing Shares" and substituting therefor the following:

            "`USAM Secured Creditor Swing Shares' means the number of Swing Shares required to be distributed to the holders of USAM Note Claims so that the number of shares of New Common Stock issuable to Holders of USAM Note Claims under the Plan shall not be less than 1,637,600."

      (c)   by adding the following new defined terms:

            (i) "`AWHI Unsecured Trade Claim' means an Unsecured Claim for which any of AWHI or any of the Consolidated AWHI Entities or their assets are liable other than Bank Unsecured Claims and USAM Unsecured Note Claims."

            (ii) "AWHI Unsecured Trade Claim Special Dividend" means a pro rata share of 550,000 shares of New Common Stock."


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2.    Article V of the Plan is amended by adding a new Section L as follows:

            "The Debtors shall distribute the AWHI Unsecured Trade Claim Special Dividend to the Holders of Allowed AWHI Unsecured Trade Claims. Distribution of the AWHI Unsecured Trade Claim Special Dividend shall be made at the times and in the manner governing distribution of New Common Stock to holders of Unsecured Claims as provided for in Article VII."

3. Article III.B.2(a)(iv) is amended by deleting the reference contained therein to "13,786,252 shares of Common Stock" and substituting therefore "13,486,252 shares of Common Stock."

4. Article III.B.2(a)(v) is amended by deleting the reference contained therein to "91.1% of the Secured Creditor Swing Shares."

5. Article III.B.2(c) is amended by deleting the reference to "8.9% of the Secured Creditor Swing Shares" and substituting therefor "USAM Secured Creditor Swing Shares."

6. Article V.J. is amended by deleting the reference to "six percent" in the second line thereof and substituting therefor "four and three quarters percent."

7. The Committee shall, upon the Confirmation of the First Amended Joint Plan of Reorganization, dismiss with prejudice its adversary proceeding against the Bank of New York, Wilmington Trust Company and John Doe, Adv. Pro. 02-4119, and shall, upon the execution of this modification, withdraw its objection to the confirmation of the First Amended Joint Plan of Reorganization.

8. Except as specifically modified hereby, the First Amended Joint Plan of Reorganization dated March 13, 2002 is not modified, amended or supplemented in any respect and as modified hereby shall be referred to as the "First Modified Joint Plan of Reorganization dated May 8, 2002."


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Dated:  May 8, 2002

                                    ARCH WIRELESS, INC.
                                    ARCH WIRELESS COMMUNICATIONS, INC.
                                    ARCH WIRELESS HOLDINGS, INC.
                                    PAGING NETWORK, INC.
                                    PAGENET SMR SUB, INC.
                                    PAGING NETWORK CANADIAN HOLDINGS, INC.
                                    PAGENET, INC.
                                    PAGING NETWORK FINANCING CORP.
                                    PAGING NETWORK OF AMERICA, INC.
                                    PAGING NETWORK OF COLORADO, INC.
                                    PAGING NETWORK OF MICHIGAN, INC.
                                    PAGING NETWORK OF NORTHERN CALIFORNIA, INC.
                                    PAGING NETWORK OF SAN FRANCISCO, INC.
                                    PAGING NETWORK INTERNATIONAL, INC.
                                    ARCHTEL, INC.
                                    ARCH COMMUNICATIONS ENTERPRISES LLC
                                    ARCH CONNECTICUT VALLEY, INC.
                                    BENBOW INVESTMENTS, INC.
                                    MOBILEMEDIA COMMUNICATIONS, INC.
                                    MOBILE COMMUNICATIONS CORPORATION OF AMERICA
                                    MOBILEMEDIA LICENSE CO. LLC

                                    Debtors and Debtors In Possession

                                     By:   /S/ J. ROY POTTLE
                                        -----------------------
                                     Name:    J. Roy Pottle
                                     Title:   Executive Vice President and
                                              Chief Financial Officer

Assented To:

Steering Committee

By:   /S/ PETER SPIELMAN
   ------------------------------
         Peter Spielman

Official Committee of Unsecured Creditors

By:  /S/ NOELLE DILORETO
   ------------------------------
    Noelle DiLoreto
    Crown Castle USA, Inc.
    Chairperson